Exhibit 99.1

TV Azteca to Make Strategic Investment in Allied Esports and

Black Ridge Acquisition Corp.

Top Mexican Sports TV Network to Purchase $5 Million of Shares

of Black Ridge Acquisition Corp.

Expanded Alliance Expected to Broaden Allied Esports’ Deployment into Latin America with

Development of Dedicated Digital Esports Channel and Flagship Esports Venue

IRVINE, Calif. (June 19, 2019) – TV Azteca, a Grupo Salinas company and the top sports television network in Mexico, and Black Ridge Acquisition Corp. (NASDAQ: BRAC), a public acquisition vehicle, today announced that they have entered into a term sheet which would provide for TV Azteca to become a shareholder of Allied Esports, a global esports entertainment company, through an equity investment in Black Ridge Acquisition Corp..

As previously announced, Allied Esports and its sister company, the World Poker Tour®, both currently owned by Ourgame International Holdings Limited, will be acquired, once all applicable shareholder and regulatory consents have been obtained, by Black Ridge Acquisition Corp. to form Allied Esports Entertainment (the “Business Combination”).

Highlights from the term sheet include:

•	TV Azteca acquiring $5 million in shares of Black Ridge Acquisition Corp.;

•	TV Azteca and Allied Esports creating a 24-hour digital esports channel dedicated to esports and video gaming for the Mexican market;

•	TV Azteca and Allied Esports developing a network of esports talent across Mexico and Latin America.

•	TV Azteca and Allied Esports building a flagship esports venue and additional esports and content facilities in the Mexican market;

•	TV Azteca and Allied Esports producing and distributing co-branded esports programming in the market; and

•	Allied Esports developing a localized online esports tournament platform for the market.

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The obligations of the parties to move forward with the transactions contemplated by the term sheet are subject to the satisfaction of certain conditions, including but not limited to TV Azteca completing due diligence by June 27, 2019, the execution of definitive agreements between the parties documenting the obligations of TV Azteca to purchase the shares of Black Ridge and consummation of the Business Combination.

The relationship is expected to establish Allied Esports’ emergence in the Mexican market with a multiplatform approach designed to reach current esports fans and new consumers through TV Azteca’s extensive network.

“Continuing to expand our footprint around the world with likeminded leaders and innovators is imperative to our success, and we are delighted to partner with TV Azteca as we enter Latin America with a smart, aggressive plan,” said Frank Ng, co-CEO of Ourgame, owner of Allied Esports. “The Mexican and Latin American market presents incredible potential, and this partnership, featuring two first-movers in esports, entertainment and distribution, is a winning combination.”

In commenting on the new partnership, Benjamin Salinas, CEO of TV Azteca, added, “We are enthusiastic about our investment in Allied Esports and the prospect of joining forces to become the clear leader in the delivery of esports entertainment in the region. This relationship represents a transformational step for TV Azteca and for the millions of members of the esports community in Latin America.”

TV Azteca and Allied Esports will work towards developing Mexico’s first 24-hour digital channel dedicated to esports and video game culture. The companies intend to also work together to create and build a network of esports talent, with expertise across all game genres and titles and with experience in additional forms of entertainment.

The parties intend to collaborate on the design and buildout of a dedicated esports venue, with a concept similar to HyperX Esports Arena Las Vegas, that will be designated as a flagship arena for their growing esports footprint in Mexico. The companies also expect to develop additional regional properties for events and content production. The co-branded flagship and regional venues would join the Allied Esports Property Network, the first global affiliate program launched by Allied Esports in 2018.

TV Azteca and Allied Esports also intend to continue to expand their co-produced esports experiences, content and distribution partnership that was previously announced in May 2019 with the launch of the original series NATION VS NATION. The live event and stream, which took place at Foro Totalplay in Mexico City on May 14 and was Allied Esports’ first event and broadcast production in Latin America, featured 40 competitors in a USA vs. Mexico format playing PLAYERUNKNOWN’S BATTLEGROUNDS. The event broadcast in Mexico reached over 2 million consumers in the market.

“Following an exceptional test case with NATION VS NATION, we are confident in our combined ability to truly launch esports in Mexico and Latin America at the highest level,” said Rodolfo Ramírez, head of TV Azteca Sports. “We are committed to the success and growth of this partnership, and believe this endeavor has the opportunity to be our most popular entertainment platform yet.”

Allied Esports intends to also work with TV Azteca to create a localized version of its proprietary global online esports platform, which was announced in December 2018 and is currently under development. The platform will focus on offering online products, including subscriptions, matching services, educational experiences and games.

Following a strategic agreement with Allied Esports’ sister company, the World Poker Tour, which was signed in March 2019, social gaming and the mass broadcast of WPT poker content will begin this summer on TV Azteca platforms. The multiyear agreement will also bring WPT’s poker content library, premier poker events and exclusive products and merchandise to the Latin America audience, which will be promoted via TV Azteca’s multimedia network and other Grupo Salinas companies.

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Purchase Details

Assuming TV Azteca completes due diligence to its reasonable satisfaction by June 27, 2019 and the parties execute a definitive agreement for the transaction, TV Azteca would purchase $5 million of shares of Black Ridge Acquisition Corp. in the open market at or below the price at which Black Ridge shareholders can have their shares converted for a pro rata portion of the Black Ridge trust account upon closing of the Business Combination. TV Azteca has agreed not to seek conversion of any shares it purchases pursuant to this investment at the meeting called to approve the Business Combination. In consideration of the purchase commitment, Black Ridge would issue to TV Azteca on closing of the Business Combination one additional share of Black Ridge common stock for every ten (10) shares that are purchased pursuant to the purchase commitment and a warrant to purchase one (1) share of Black Ridge common stock for every two (2) shares purchased pursuant to the purchase commitment. For additional information on the transaction, see Black Ridge’s Current Report on Form 8-K, which will be filed promptly and which can be obtained, without charge, on the Securities and Exchange Commission's website (http://www.sec.gov).

About Grupo Salinas

Grupo Salinas (www.gruposalinas.com) is a group of dynamic, fast growing, and technologically advanced companies focused on creating economic value through market innovation and goods and services that improve standards of living; social value, to create social capabilities to improve communities; and environmental value, by reducing the negative impact of business activities. Created by Mexican entrepreneur Ricardo B. Salinas (www.ricardosalinas.com), Grupo Salinas operates as a management development and decision forum for the top leaders of member companies. These companies include: TV Azteca (www.TVazteca.com; www.irtvazteca.com), Grupo Elektra (www.grupoelektra.com.mx), Banco Azteca (www.bancoazteca.com.mx), Advance America (www.advanceamerica.net), Afore Azteca (www.aforeazteca.com.mx), Seguros Azteca (www.segurosazteca.com.mx), Punto Casa de Bolsa (www.puntocasadebolsa.mx), Totalplay (www.totalplay.com.mx) and Totalplay Empresarial (totalplayempresarial.com.mx). TV Azteca and Grupo Elektra trade on the Mexican Stock Exchange and are part of its Sustainability Index. Each of the Grupo Salinas companies operates independently, with its own management, board of directors and shareholders. Grupo Salinas has no equity holdings. The group of companies share a common vision, values and strategies for achieving rapid growth, superior results and world-class performance.

About Allied Esports

Named to Fast Company’s World’s Most Innovative Companies list for 2019, Allied Esports is a premier esports entertainment company with a global network of dedicated esports properties and content production facilities. Its mission is to connect players, streamers and fans via integrated arenas and mobile esports trucks around the world that serve as both gaming battlegrounds and everyday content generation hubs. Allied Esports is a subsidiary of Ourgame International (SEHK:899), owner of WPT Enterprises, Inc., the operator of The World Poker Tour®. Ourgame has entered into an agreement with Black Ridge Acquisition Corp. (NASDAQ: BRAC) to combine, once all applicable shareholder and regulatory consents have been obtained, Allied Esports and the World Poker Tour to form Allied Esports Entertainment, Inc.

Through direct operation and affiliate relationships via the Allied Esports Property Network, the first esports venue affiliate program available to partners looking to open new esports facilities around the world, Allied Esports’ locations currently include 11 properties in the top three esports markets across the globe: North America’s HyperX Esports Arena Las Vegas; HyperX Esports Truck “Big Meta”; Esports Arena Orange County and Esports Arena Oakland; Europe’s HyperX Esports Truck “Big Betty” and HyperX Esports Studio in Hamburg, Germany; and China’s Lianmeng Dianjing in Beijing, Lianmeng Dianjing SEG Arena in Shenzhen, Lianmeng Dianjing Tianjin Arena, Lianmeng Dianjing Gui’an Arena and Lianmeng Dianjing LGD Gaming Hangzhou Arena. The Allied Esports Property Network’s 12th property, run by Fortress Esports, is expected to open in Melbourne, Australia in 2019. For more information about Allied Esports and its global network of properties, visit AlliedEsports.gg and follow @AlliedEsports.

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About Black Ridge Acquisition Corp.

Black Ridge Acquisition Corp. is a special purpose acquisition company sponsored by Black Ridge Oil & Gas, Inc. (OTCQB: ANFC) for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets.  Black Ridge Acquisition Corp. completed its initial public offering in October 2017, raising $138 million in cash proceeds.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to the proposed transactions between TV Azteca, Allied Esports and Black Ridge Acquisition Corp. including successful completion of due diligence by TV Azteca on the purchase of shares of Black Ridge Acquisition Corp., the negotiation and execution of definitive agreements relating to the transactions between the parties, the purchase of shares of Black Ridge Acquisition Corp. by TV Azteca and achieving the desired results of the strategic alliance between the parties. Forward-looking statements may also relate to the Business Combination between Black Ridge Acquisition Corp. and Ourgame International Holdings Limited (the “Proposed Transaction”) and any other statements relating to future results, strategy and plans of Black Ridge and Ourgame (including certain projections and business trends, and statements which may be identifed by the use of the words “plans”, “expects” or “does not expect”, “estimated”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might”, “projects”, “will” or “will be taken”, “occur” or “be achieved”).  Forward-looking statements are based on the opinions and estimates of management of Black Ridge or Ourgame, as the case may be, as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. For Ourgame, these risks and uncertainties include, but are not limited to, its revenues and operating performance, general economic conditions, industry trends, legislation or regulatory requirements affecting the business in which it is engaged, management of growth, its business strategy and plans, the result of future financing efforts and its dependence on key personnel.  For Black Ridge, factors include, but are not limited to, the successful completion of the Business Combination, amount of redemptions and the ability to retain key personnel and the ability to achieve stockholder and regulatory approvals.  Additional information on these and other factors that may cause actual results and Black Ridge’s performance to differ materially is included in Black Ridge’s definitive proxy statement relating to the Business Combination and Black Ridge’s other periodic reports filed with the SEC, including but not limited to Black Ridge’s Form 10-K for the year ended December 31, 2018.  Copies may be obtained by contacting Black Ridge or the SEC.  Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  These forward-looking statements are made only as of the date hereof, and Black Ridge undertakes no obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

No Offer or Solicitation

This communication is for informational purposes only and is neither an offer to sell or purchase, nor the solicitation of an offer to buy or sell any securities, nor is it a solicitation of any vote, consent, or approval in any jurisdiction pursuant to or in connection with the Business Combination or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in Solicitation

Black Ridge and Ourgame, and their respective directors and executive officers, may be deemed participants in the solicitation of proxies of Black Ridge stockholders in respect of the Business Combination.  Information about the directors and executive officers of Black Ridge is set forth in Black Ridge’s definitive proxy statement relating to the Business Combination and Black Ridge’s other reports filed with the Securities and Exchange Commission including its Form 10-K for the year ended December 31, 2018.  Information about the directors and executive officers of Ourgame and more detailed information regarding the identity of all potential participants, and their direct and indirect interests, by security holdings or otherwise, is set forth in Black Ridge’s definitive proxy statement. Investors may obtain additional information about the interests of such participants by reading such proxy statement on the SEC’s website at www.sec.gov.

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Media Contact:

Brian Fisher

Allied Esports

brian@alliedesports.com

Investor Contact:

Lasse Glassen

Addo Investor Relations

lglassen@addoir.com

424-238-6249

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